AMERICAN FUNDS PORTFOLIO SERIES

AMENDED AND RESTATED MULTIPLE CLASS PLAN

WHEREAS, American Funds Portfolio Series (the “Series”), a Delaware statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that consists of a series of funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (the “Distributor”) serves as the principal underwriter for the Series;

WHEREAS, the Series has adopted Plans of Distribution (each a “12b-1 Plan”) under which each Fund may bear expenses of distribution and servicing of its shares, including payments to and/or reimbursement of certain expenses incurred by the Distributor in connection with its distribution of each Fund’s shares;

WHEREAS, the Series has entered into an Amended and Restated Shareholder Services Agreement with American Funds Service Company under which each Fund may bear certain transfer agency expenses for its shares;

WHEREAS, each Fund is authorized to issue the following classes of shares of beneficial interest: Class A shares; Class C shares; Class T shares; Class F-1 shares, Class F-2 shares and Class F-3 shares (“Class F shares”); Class 529-A shares, Class 529-C shares, Class 529-E shares, Class 529-T shares, Class 529-F-1 shares, Class 529-F-2 shares and Class 529-F-3 shares (“Class 529 shares”); Class ABLE-A shares and Class ABLE-F-2 shares (“Class ABLE shares”); as well as Class R-1 shares, Class R-2 shares, Class R-2E shares, Class R-3 shares, Class R-4 shares, Class R-5E shares, Class R-5 shares and Class R-6 shares (“Class R shares”), as set forth on Exhibit A;

WHEREAS, the provisions of this Plan related to Class 529-F-2 shares, Class 529-F-3 shares and Class ABLE-F-2 shares shall become effective contemporaneously with the Fund’s registration of such shares with the U.S. Securities and Exchange Commission;

WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting shares representing interests in the same portfolio if, among other things, an investment company adopts a written Multiple Class Plan setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges; and

WHEREAS, the Board of Trustees of the Series has determined, that it is in the best interest of each class of shares of each Fund individually, and the Series as a whole, to adopt this Amended and Restated Multiple Class Plan (the “Plan”) effective June 30, 2020;

NOW THEREFORE, the Series adopts the Plan as follows:

1.                  Each class of shares will represent interests in the same portfolio of investments of each Fund, and be identical in all respects to each other class, except as set forth below. The differences among the various classes of shares of the Funds will relate to: (i) distribution, service and other charges and expenses as provided for in paragraph 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or the separate voting right of each class on matters for which the interests of one class differ from the interests of another class; and (iii) such differences relating to (a) eligible investors, (b) the designation of each class of shares, (c) conversion features, and (d) exchange privileges each as may be set forth in the Series’ prospectus and statement of additional information (“SAI”), as the same may be amended or supplemented from time to time.

2.      (a) Certain expenses may be attributable to a Fund, but not a particular class of shares thereof. All such expenses will be borne by each class on the basis of the relative aggregate net assets of the classes. Notwithstanding the foregoing, the Distributor, the investment adviser or other provider of services to the Series and the Funds may waive or reimburse the expenses of a specific class or classes to the extent permitted by Rule 18f-3 under the 1940 Act and any other applicable law.

(b)       A class of shares may be permitted to bear expenses that are directly attributable to that class, including: (i) any distribution service fees associated with any rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such rule 12b-1 Plan; (ii) any administrative service fees attributable to such class; and (iii) any transfer agency, sub-transfer agency and shareholder servicing fees attributable to such class.

(c)       Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be applied properly to one class of shares of a Fund shall be so applied upon approval by votes of the majority of both (i) the Board of Trustees of the Series; and (ii) those trustees of the Series who are not “interested persons” of the Series (as defined in the 1940 Act) (“Independent Trustees”).

3.      Consistent with the general provisions of section 2(b), above, each class of shares of each Fund shall differ in the amount of, and the manner in which costs are borne by shareholders as follows:

(a)         Class A shares

(i)	Class A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a contingent deferred sales charge (“CDSC”), and at net asset value without any sales charge, as set forth in the Series’ prospectus and SAI.

(ii)	Class A shares shall be subject to an annual distribution expense under the Series’ Class A Plan of Distribution of up to 0.30% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Plan of Distribution. This expense consists of a service fee of up to 0.25%. The amount remaining, if any, may be used for distribution expenses.

(iii)	Class A shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Series and its transfer agent. In calculating transfer agent fees allocable to Class A shares, the fees generated shall be charged to each Fund and allocated to Class A shares based on their aggregate net assets relative to those of Class C shares and Class 529 shares, except that sub-transfer agency fees payable to intermediaries holding shareholder accounts in street name are not allocated to Class 529 shares (other than intermediaries holding accounts with Class 529 shares in street name).

(b)        Class C shares

(i)	Class C shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the Series’ prospectus and SAI.

(ii)	Class C shares shall be subject to an annual 12b-1 expense under the Series’ Class C Plan of Distribution of up to

1.00% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class C Plan of Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(iii)	Class C shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Series and its transfer agent. In calculating transfer agent fees allocable to Class C shares, the fees generated shall be charged to each Fund and allocated to Class C shares based on their aggregate net assets relative to those of Class A shares, Class ABLE-A shares and Class 529 shares, except that sub-transfer agency fees payable to intermediaries holding shareholder accounts in street name are not allocated to Class 529 shares (other than intermediaries holding accounts with Class 529 shares in street name).

(iv)	Class C shares will automatically convert to Class A shares of a Fund approximately eight years after purchase, subject to the limitations described in the Series’ prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.

(v)	Class C shares shall be subject to a fee, if any, (included within the transfer agency expense) for additional costs associated with tracking the age of each Class C share.

(c)	Class T shares

(i)	Class T shares shall be sold at net asset value plus a front-end sales charge, as set forth in the Series’ prospectus and SAI.

(ii)	Class T shares shall be subject to an annual 12b-1 expense under the Series’ Class T Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class T Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25%

and a service fee of up to 0.25% of such average daily net assets.

(iii)	Class T shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Series and its transfer agent. Class T shares will pay only those transfer agent fees and third party pass-through fees (e.g., DST Systems, Inc. (DST) and National Securities Clearing Corporation (NSCC) fees) that are directly attributed to accounts of and activities generated by Class T shares.

(d)	Class F shares consisting of Class F-1 shares, Class F-2 shares and Class F-3 shares

(i)	Class F shares shall be sold at net asset value without a front-end or back-end sales charge.

(ii)	Class F-1 shares shall be subject to an annual 12b-1 expense under the Series’ Class F-1 Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class F-1 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(iii)	Class F-2 shares and Class F-3 shares shall not be subject to an annual 12b-1 expense.

(iv)	Class F shares shall be subject to a transfer agent fee (including sub-transfer agent fees, except for Class F-3 shares) according to the Shareholder Services Agreement between the Series and its transfer agent. Each of the Class F share classes will pay only those transfer agent fees and third party pass-through fees (e.g., DST and NSCC fees) that are directly attributed to accounts of and activities generated by its own share class.

(e)	Class 529 shares consisting of Class 529-A shares, Class 529-C shares, Class 529-E shares, Class 529-T shares, Class 529-F-1 shares, Class 529-F-2 shares and Class 529-F-3 shares

(i)	Class 529-A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a CDSC, and at net asset value without any sales charge, as set forth in the Series’ prospectus and SAI.

(ii)	Class 529-C shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the Series’ prospectus and SAI.

(iii)	Class 529-C shares shall automatically convert to Class 529-A shares of the Series approximately five years after purchase, subject to the limitations described in the Series’ prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.

(iv)	Class 529-E shares, Class 529-F-1 shares, Class 529-F-2 shares and Class 529-F-3 shares shall be sold at net asset value without a front-end or back-end sales charge.

(v)	Class 529-T shares shall be sold at net asset value plus a front-end sales charge, as set forth in the Series’ prospectus and SAI.

(vi)	Class 529-A shares shall be subject to an annual 12b-1 expense under the Series’ Class 529-A Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class 529-A Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(vii)	Class 529-C shares shall be subject to an annual 12b-1 expense under the Series’ Class 529-C Plan of Distribution of up to 1.00% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class 529-C Plan of

Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(viii)	Class 529-E shares shall be subject to an annual 12b-1 expense under the Series’ Class 529-E Plan of Distribution of up to 0.75% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class 529-E Plan of Distribution. This expense shall consist of a distribution fee of up to 0.50% and a service fee of up to 0.25% of such average daily net assets.

(ix)	Class 529-T shares shall be subject to an annual 12b-1 expense under the Series’ Class 529-T Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class 529-T Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(x)	Class 529-F-1 shares shall be subject to an annual 12b-1 expense under the Series’ Class 529-F-1 Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class 529-F-1 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(i)	Class 529-F-2 shares and Class 529-F-3 shares shall not be subject to an annual 12b-1 expense.

(xi)	Class 529 shares shall be subject to a transfer agent fee (including sub-transfer agent fees, except for Class 529-F-3 shares) according to the Shareholder Services Agreement between the Series and its transfer agent. In calculating transfer agent fees allocable to Class 529 shares, the fees generated shall be charged to a Fund and allocated to Class 529 shares based on their aggregate net assets relative to those of Class A shares, Class ABLE-A shares and Class C shares.

(xii)	Class 529 shares shall be subject to a 529 plan services fee of up to 0.10% of average daily net assets payable to the

Commonwealth of Virginia, as set forth in the Series’ prospectus and SAI.

(f)	Class ABLE shares consisting of Class ABLE-A shares and Class ABLE-F-2 shares

(i)	Class ABLE-A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a CDSC, and at net asset value without any sales charge, as set forth in the Series’ prospectus and SAI.

(ii)	Class ABLE-F-2 shares shall be sold at net asset value without a front-end or back-end sales charge.

(iii)	Class ABLE-A shares shall be subject to an annual 12b-1 expense under the Series’ Class ABLE-A Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class ABLE-A Plan of Distribution. This expense shall consist of a distribution fee of up to 0.25% and a service fee of up to 0.25% of such average daily net assets.

(iv)	Class ABLE-F-2 shares shall not be subject to an annual 12b-1 expense.

(v)	Class ABLE shares shall be subject to a transfer agent fee (including sub-transfer agent fees) according to the Shareholder Services Agreement between the Series and its transfer agent. In calculating transfer agent fees allocable to Class ABLE shares, the fees generated shall be charged to a Fund and allocated to Class ABLE shares based on their aggregate net assets relative to those of Class A shares, Class C shares and Class 529 shares.

(vi)	Class ABLE shares shall be subject to an ABLE plan services fee of up to 0.10% of average daily net assets payable to the Commonwealth of Virginia, as set forth in the Fund’s prospectus and SAI.

(g)	Class R shares consisting of Class R-1 shares, Class R-2 shares, Class R-2E shares, Class R-3 shares, Class R-4 shares, Class R-5E shares, Class R-5 shares, and Class R-6 shares

(i)	Class R shares shall be sold at net asset value without a front-end or back-end sales charge.

(ii)	Class R-1 shares shall be subject to an annual 12b-1 expense under the Series’ Class R-1 Plan of Distribution of up to 1.00% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class R-1 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(iii)	Class R-2 shares shall be subject to an annual 12b-1 expense under the Series’ Class R-2 Plan of Distribution of up to 1.00% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class R-2 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.75% and a service fee of up to 0.25% of such average daily net assets.

(iv)	Class R-2E shares shall be subject to an annual 12b-1 expense under the Series’ Class R-2E Plan of Distribution of up to 0.85% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class R-2E Plan of Distribution. This expense shall consist of a distribution fee of up to 0.60% and a service fee of up to 0.25% of such average daily net assets.

(v)	Class R-3 shares shall be subject to an annual 12b-1 expense under the Series’ Class R-3 Plan of Distribution of up to 0.75% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class R-3 Plan of Distribution. This expense shall consist of a distribution fee of up to 0.50% and a service fee of up to 0.25% of such average daily net assets.

(vi)	Class R-4 shares shall be subject to an annual 12b-1 expense under the Series’ Class R-4 Plan of Distribution of up to 0.50% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Class R-4 Plan of Distribution. This expense shall consist of a distribution fee of up to

0.25% and a service fee of up to 0.25% of such average daily net assets.

(vii)	Class R-5E shares, Class R-5 shares and Class R-6 shares shall not be subject to an annual 12b-1 expense.

(viii)	Class R shares shall be subject to a transfer agent fee (including sub-transfer agent fees, except for Class R-6 shares) according to the Shareholder Services Agreement between the Series and its transfer agent. Each of the Class R share classes will pay only those transfer agent fees and third party pass-through fees (e.g., DST and NSCC fees) that are directly attributed to accounts of and activities generated by its own share class.

All other rights and privileges of each Fund’s shareholders are identical regardless of which class of shares is held.

4.      This Plan shall not take effect until it has been approved by votes of the majority of both (i) the Board of Trustees of the Series and (ii) the Independent Trustees. The effective dates of this Plan with respect to the Funds are set forth on Exhibit A.

5.      This Plan shall become effective with respect to any class of shares of the Funds in the Series (or any class of shares of any Fund added to the Series in the future), other than Class A shares, Class C shares, Class T shares, Class F shares, Class 529 shares, Class ABLE shares or Class R shares, upon the commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional class by votes of the majority of both (i) the Board of Trustees of the Series; and (ii) Independent Trustees prior to the offering of such additional class of shares), and shall continue in effect with respect to such additional class or classes until terminated in accordance with paragraph 7. An addendum setting forth such specific and different terms of such additional class or classes shall be attached to and made part of this Plan.

6.     No material amendment to the Plan shall be effective unless it is approved by the votes of the majority of both (i) the Board of Trustees of the Series and (ii) Independent Trustees.

7.     This Plan may be terminated at any time with respect to the Funds as a whole or any class of shares individually, by the votes of the majority of both (i) the Board of Trustees of the Series and (ii) Independent Trustees. This Plan may remain in effect with respect to a particular class or classes of shares of the Funds even if it has been terminated in accordance with this paragraph with respect to any other class of shares.

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IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officer(s) thereunto duly authorized, as of June 30, 2020.

AMERICAN FUNDS PORTFOLIO SERIES

By: /s/ Steven I. Koszalka

Steven I. Koszalka

Secretary

EXHIBIT A

to the

American Funds Portfolio Series

Amended and Restated Multiple Class Plan

Fund	Effective Date
American Funds Global Growth Portfolio	6/30/2020
American Funds Growth Portfolio	6/30/2020
American Funds Growth and Income Portfolio	6/30/2020
American Funds Moderate Growth and Income Portfolio	6/30/2020
American Funds Conservative Growth and Income Portfolio	6/30/2020
American Funds Tax-Aware Conservative Growth and Income Portfolio[1]	6/30/2020
American Funds Preservation Portfolio	6/30/2020
American Funds Tax-Exempt Preservation Portfolio[1]	6/30/2020

1 Fund offers only Class A, C, T, F-1, F-2 and F-3 shares